UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2023

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931		86-2759890
(Commission File Number)		(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(845) 579-5992
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

WhiteHawk Credit Agreement Amendment

As previously announced, on October 27, 2022, Stronghold Digital Mining, Inc. (the “Company”) entered into a secured credit agreement (the “Credit Agreement”) with WhiteHawk Finance LLC (“WhiteHawk”) to refinance the equipment financing agreement, dated June 30, 2021 by and between Stronghold Digital Mining Equipment, LLC (“Stronghold LLC”) and WhiteHawk (the “WhiteHawk Financing Agreement”), effectively terminating the WhiteHawk Financing Agreement. The Credit Agreement consists of $35.1 million in term loans and $23.0 million in additional commitments.

On February 6, 2023, the Company, Stronghold LLC, as borrower, their subsidiaries and WhiteHawk Capital Partners LP, as collateral agent and administrative agent, and the other lenders thereto, entered into an amendment to the Credit Agreement (the “First Amendment”) in order to modify certain covenants and remove certain prepayment requirements contained therein. All capitalized words used but not defined herein have the meanings assigned in the First Amendment. Following the First Amendment, Stronghold LLC will be permitted to pay interest in kind in each month that its average daily cash balance (including cryptocurrencies) is less than $5,000,000, up to a maximum of six elections during the life of the Credit Agreement. As a result of the First Amendment, amortization payments for the period from February 2023 through July 2024 will not be required, with monthly amortization resuming July 31, 2024. Beginning June 30, 2023, following a five month holiday, Stronghold LLC will make monthly prepayments of the loan in an amount equal to 50% of its average daily cash balance (including cryptocurrencies) in excess of $7,500,000 for such month. The First Amendment also modifies the financial covenants to (i) in the case of the requirement of the Company to maintain a leverage ratio no greater than 4.00:1.00, such covenant will not be tested until the fiscal quarter ending September 30, 2024 and (ii) in the case of the minimum liquidity covenant, modified to require minimum liquidity at any time to be not less than: (A) until March 31, 2024, $2,500,000; (B) during the period beginning April 1, 2024 through and including December 31, 2024, $5,000,000; and (C) from and after January 1, 2025, $7,500,000. The average monthly minimum liquidity requirement has been removed entirely. The First Amendment requires the Company to produce a budget, to be approved by the Required Lenders, and to resolve all claims of and amounts payable to Bruce & Merrilees Electric Company in a manner satisfactory to the Required Lenders by February 28, 2023.

During the term of the Credit Agreement, the Administrative Agent (at the direction of the Required Lenders) will have the right to designate a board observer to attend meetings of the Company’s board of directors (the “Board”) and all committees thereof. Such person will not be entitled to vote on or consent to any matters presented to the Board or any committees thereof. Such observer may be excluded from certain meetings or discussions in limited circumstances. The Company will reimburse the observer for its reasonable out-of-pocket expenses incurred in connection with attending any meetings, but none of the Lenders or such observer will receive any additional compensation or remuneration for such services.

Further, on or prior to February 28, 2023, the Company has agreed to appoint an additional independent director that is reasonably satisfactory to the Required Lenders to its Board to serve until the Company’s next annual meeting, and to nominate such person for election at its next annual meeting. Such person, once identified, will have certain board observer rights pending appointment. Further, the failure of the Sponsor, which includes Q Power LLC (which is controlled by Greg Beard, the Co-Chairman and Chief Executive Officer of the Company, and Bill Spence, the other Co-Chairman of the Company), to vote for such person as a director will constitute an event of default under the Credit Agreement.

Limited Waiver Agreement

As part of discussions regarding the First Amendment, on January 31, 2023, Stronghold LLC, as borrower, entered into a Limited Waiver Agreement with WhiteHawk (the “Limited Waiver Agreement”) to delay the principal portion of the amortization payment due January 31, 2023 to February 6, 2023, conditioned upon Stronghold LLC making the interest payment due and payable on January 31, 2023. Such interest payment was made on January 31, 2023. Following the execution of the First Amendment on February 6, 2023, the Company was not required to make any principal portion of the amortization payment except as required under the First Amendment.

The foregoing description of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The foregoing description of the Limited Waiver Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Limited Waiver Agreement, a copy of which will be filed with the Annual Report on Form 10-K for the year ending December 31, 2022.

Item 8.01	Other Events

Press Release

On February 7, 2023, the Company issued a press release announcing the First Amendment and its entry into a two-year hosting agreement with Foundry Digital LLC. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 8.01 by reference.

Updated Disclosure

In connection with the filing of an amendment to the registration statement on Form S-3 registering the resale of certain securities and with certain other recent developments as disclosed in this Current Report on Form 8-K, the Company is filing (i) certain business updates set forth in Exhibit 99.2 and (ii) the risk factors set forth in Exhibit 99.2 attached hereto to update and supplement certain of the risk factors previously provided under “Risk Factors” in Part I, Item 1A. in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as amended by its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, each as filed with the Securities and Exchange Commission, and as may be further updated by its Current Reports on Form 8-K. The disclosure set forth in Exhibit 99.2 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
10.1
First Amendment to Credit Agreement, dated as of February 6, 2023, by and among Stronghold Digital Mining, Inc. as Holdings and a Guarantor, Stronghold Digital Mining Holdings, LLC as Borrower, each subsidiary of the Borrower listed as a Guarantor therein, WhiteHawk Finance LLC and/or its affiliates or designees and the other lenders from time-to-time party thereto as Lenders and WhiteHawk Capital Partners LP, as Collateral Agent and Administrative Agent.

99.1	Press release, dated as of February 7, 2023.
99.2	Updated Business and Risk Factors Disclosure.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: February 7, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Co-Chairman